Exhibit 10.1

THE HAIN CELESTIAL GROUP, INC.

2022 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1.	Purposes.

The purposes of the 2022 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, directors and consultants of the Company and its Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, RSU, Performance Share, Performance Share Unit, Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of voting securities of the Company directly from the Company that is approved by the Incumbent Board (as defined below), or (B) any acquisition of voting securities of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (iii) below; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any Director becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination, (B) no Person (other than such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) consummation of a complete liquidation or dissolution of the Company previously approved by the stockholders of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(i) “Company” means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(j) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k) “Dividend Equivalent” means a right, granted under Section 6(a) in connection with an Award, to receive cash, Shares, or other property equal in value to dividends paid with respect to Shares underlying an Award, subject to the provisions of Section 6(a).

(l) “Eligible Person” means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant or other service provider to the Company, a Subsidiary or an Affiliate or (iii) a Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of Shares shall mean the closing price on the date of the grant (or, if the Shares were not traded on that day, the closest preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “NQSO” means any Option that is not an ISO.

(q) “Option” means a right, granted under Section 5(b), to purchase Shares.

(r) “Other Share-Based Award” means a right, granted under Section 5(g), that relates to or is valued by reference to Shares.

(s) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(t) “Performance Share” means a performance share granted under Section 5(f).

(u) “Performance Share Unit” means a performance share unit granted under Section 5(f).

(v) “Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of voting securities of the Company.

(w) “Plan” means this 2022 Long Term Incentive and Stock Award Plan.

(x) “Prior Plan” means the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

(y) “Prior Plan Award” means an equity award granted under the Prior Plan which remained outstanding as of September 30, 2022.

(z) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Share Unit” or “RSU” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash or Shares as specified in the Award or determined by the Committee.

(dd) “Shares” means common stock, $.01 par value per share, of the Company.

(ee) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	Administration.

(a) Granting Authority. The Committee shall have the authority to make grants of Awards under the Plan and shall have full and final authority to take the following actions with respect to the Awards granted by it, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Awards granted by it.

The Committee shall have general authority and responsibility for the administration of the Plan, including the authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan.

(b) Manner of Exercise of Authority and Delegation Thereof. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to grants made by it shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers of the Company or any Subsidiary or Affiliate, individually or as a group, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Shares Subject to the Plan.

(a) Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 9,200,000, less one Share for each Share subject to an award granted under the Prior Plan or the Company’s 2019 Equity Inducement Award Program with a grant date after September 30, 2022. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, if (i) any Awards granted under this Plan, (ii) any Prior Plan Awards or (iii) any awards granted under the Company’s 2019 Equity Inducement Award

Program are forfeited, canceled or terminated, in each case, without a distribution of the entire number of Shares underlying such award or payment of other consideration to the Participant, then any Shares previously underlying such award shall, to the extent of any such forfeiture, cancellation or termination, again be (or become, as applicable) available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Each Share subject to an Award (other than an Option or SAR) shall count as 2.00 Shares for the purposes of the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above.

(c) Notwithstanding anything to the contrary: (i) shares tendered or withheld in payment of the exercise price of an Option shall not be added back to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; (ii) shares tendered or withheld to satisfy the tax withholding obligation shall not be added back to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; (iii) shares repurchased on the open market with the proceeds of the exercise price of an Option shall not be added to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; and (iv) all shares covered by a SAR, to the extent that it is exercised and whether or not the Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(d) The maximum number of Shares subject to Awards granted during a fiscal year to any Director, taken together with any cash fees paid to such Director during the fiscal year, shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(e) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(f) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Participant.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of the Shares on the date such Option is granted.

(ii) Option Term. The term of each Option shall be a maximum of ten (10) years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(iv) ISOs. All of the Shares reserved for issuance in connection with Awards under Section 4(a) of the Plan may be granted as ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR on the date of grant of the SAR, which shall not be less than Fair Market Value (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) SAR Term. The term of each SAR shall be a maximum of ten (10) years from the date of grant of the SAR.

(iii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares, but subject to Section 6(a) with respect to dividends. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including in book entry form. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(e) RSUs. The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the RSUs), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such RSUs relate, all RSUs that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

(f) Performance Shares and Performance Share Units. The Committee is authorized to grant Performance Shares or Performance Share Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) in its discretion and shall determine the performance objectives for grants of Performance Shares and Performance Share Units. Performance objectives may vary from Participant to Participant and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return; total shareholder return relative to an industry or other index; share price; earnings per share; return to shareholders (including dividends); return on equity; revenues; sales; sales by category, brand, territory or geography; unit growth; customer growth (including new customers and increased sales to existing customers); EBITDA or EBIT; operating income or operating profit; net income; gross margin; operating margin; return on capital or return on invested capital; economic value added; economic profit; cash flows; cash flow from operations; market share; inventory levels; inventory days outstanding; consumption; size of line in total or by category or type; consumer and strategic investments; strategic plan implementation or other strategic measures; advertising, brand and product innovation; research and development; costs; managing commodity costs; capital expenditures; working capital; net fixed assets; accounts receivable; days sales outstanding; period overhead; expenses; productivity; market capitalization; customer satisfaction; pro forma net income; return on designated assets; expenses; free cash flow; cash flow return on investment; net profit margin; cash conversion cycle; service levels; and environmental, social and governance (ESG) measures. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares and Performance Share Units for which different Performance Periods are prescribed.

(ii) Award Value. With respect to any Performance Period, the Committee shall determine for each Participant or group of Participants with respect to that Performance Period the range of number of Shares or dollar values, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee and which shall be paid to a Participant if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Share Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Share Units.

(v) Payment. Each Performance Share or Performance Share Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Share Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(g).

6.	Certain Provisions Applicable to Awards.

(a) Dividends / Dividend Equivalents. The Committee is authorized to pay or grant dividends or Dividend Equivalents to Participants in connection with Awards, payable in cash, Shares, or other property; provided, however, that any such dividends or Dividend Equivalents shall be paid only to the extent the underlying Award is vested or otherwise not subject to restrictions, regardless of whether or not such vesting or restrictions are contingent upon continued employment, the achievement of performance goals, or both. For the avoidance of doubt, the accrual of dividends or Dividend Equivalent amounts that become payable upon vesting is permitted. Notwithstanding the foregoing, Dividend Equivalents may not be granted in connection with, or related to, an Option or a SAR. The Committee may provide that dividends or Dividend Equivalents shall be paid or distributed upon vesting of or the lapse of all restrictions under the applicable Award or shall be deemed to have been reinvested in additional Shares or entitle the Participant to additional Awards, as the Committee may specify; provided, however, that dividends and Dividend Equivalents shall be subject to all vesting conditions and restrictions applicable to the underlying Awards.

(b) Stand-Alone, Additional, and Tandem. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate.

(c) Substitute Awards in Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation or other entity who becomes an Eligible Person by reason of any such transaction in substitution for awards previously granted by such corporation or entity to such employee or director. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

(d) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4(d) hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cause the amendment of an Option or SAR that would have the effect of reducing the exercise price of an Option or SAR previously granted under the Plan, the cancellation or exchange of an Option or SAR for cash, other awards, or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR or otherwise approve any modification to an Option or SAR that would be treated as a “repricing” of such Option or SAR under any then applicable rules, regulations or listing requirements.

(f) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, subject to applicable law.

(g) Nontransferability. Awards shall not be transferable by a Participant except (i) by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) or (ii) with respect to NQSOs, by gift (for no consideration) to a family member of the Participant to the extent permitted in the applicable Award Agreement and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative unless it has been transferred by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(h) Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a Participant, the Participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct for or during such restated period. Additionally, any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant or pursuant to the Company’s clawback or recoupment policy as in effect from time to time.

(i) Noncompetition and Other Restrictive Covenants. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company and the requirement that the Participant comply with certain other restrictive covenants.

7.	Change in Control.

In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate Option Price of such Options or the aggregate exercise price of such SARs, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or SARs shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

8.	General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations or to facilitate for such payment through a “sell to cover” instruction with respect to Shares otherwise deliverable to a Participant; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes (or such higher rates of up to maximum applicable withholding rates as may be permitted by the Committee), including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, directors or consultants unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan will become effective on November 17, 2022 (the “Effective Date”), conditioned upon the approval of the stockholders of the Company on such date. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.